Exhibit 10.18E

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (the “Sixth Amendment”) is made and entered into as of March 1, 2011 (the “Effective Date”) by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and BIG BAND NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.              Pursuant to that certain Lease dated August 20, 2002, as amended by that certain First Amendment to Lease dated February 10, 2005, the Second Amendment to Lease dated November 30, 2005, the Third Amendment to Lease dated May 27, 2008, the Fourth Amendment to Lease dated October 9, 2008, and the Fifth Amendment to Lease dated June 8, 2009 (collectively, the “Existing Lease”), Landlord (successor-in-interest to MPTP Holding, LLC and Martin/Campus LLC) leased and demised to Tenant approximately 27,646 square feet of space located on the first and second floors of the building commonly known as 475 Broadway, Redwood City, California (the “Premises”).

B.               Subject to the terms and conditions set forth herein, Landlord and Tenant now desire to amend the Existing Lease to extend the Term, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained the Lease, Landlord and Tenant hereby agree as follows:

1.    Use of Defined Terms; Recitals.  Capitalized terms used in this Sixth Amendment that are not otherwise defined herein shall have the meanings given such terms in the Existing Lease.  The Existing Lease as amended by this Sixth Amendment shall be referred to herein as the “Lease”.  The provisions of the Recitals above are fully incorporated herein by this reference.

2.    Extended Term.  The Term of the Lease is hereby extended for a period of one (1) year commencing on January 1, 2012 and expiring on December 31, 2012 (“Extended Term”).  From and after the Effective Date, (a) all references to “Expiration Date” shall be deemed to refer to the last day of the Extended Term, and (b) all references to “Term” shall be deemed to include the Extended Term.

3.    Monthly Rent. The Monthly Rent during the Extended Term shall be $1.15 per square foot ($31,792.90).

4.    Renewal Option.  Tenant shall have no further rights to renew or extend the Term of the Lease.

5.    No Further Amendment.  Except as amended by this Sixth Amendment, the Existing Lease shall continue in full force and effect and in accordance with all of its terms.  This Sixth Amendment and the Existing Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Existing Lease in the manner specified in this Sixth Amendment.  All provisions of the Existing Lease affected by this Sixth Amendment shall be deemed amended regardless of whether so specified in this Sixth Amendment.  Subject to the foregoing, if any provision of the Existing Lease conflicts with the terms of this Sixth Amendment then the provisions of this Sixth Amendment shall control.

6.    Governing Law.  This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of California.

7.    Execution.  This Sixth Amendment shall not be effective until executed and delivered by the parties hereto.

8.    Partial Invalidity.  If any one or more of the provisions contained in this Sixth Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

9.    Brokerage Commission.  Tenant is not represented by a broker and Landlord is represented by Cornish & Carey (“Landlord’s Broker”) with respect to this Sixth Amendment.  Landlord shall be responsible for paying any amounts due to Landlord’s Broker as a result of this Sixth Amendment.  Tenant and Landlord represent and warrant that they have had no other dealings with any other real estate broker or agent in connection with this Sixth Amendment.  Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents, other than, as to Landlord, Landlord’s Broker.

10.              Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.  This Sixth Amendment may be executed and delivered by the exchange of facsimile, .pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first written above.

LANDLORD:		TENANT:
BIG BAND NETWORKS, INC.,		BIG BAND NETWORKS, INC.,
LELAND STANFORD JUNIOR UNIVERSITY		a Delaware corporation

By:	/s/ Steve Elliot	By:	/s/ Amir Bassan-Eskenazi

Name:	Steve Elliot	Name:	Amir Bassan-Eskenazi
Its:	Managing Director, Development	Its:	Chief Executive Officer